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                                                                    EXHIBIT 4.10
NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                                                                      No. 1 $[ ]

                              NEOTHERAPEUTICS, INC.
                      5% SUBORDINATED CONVERTIBLE DEBENTURE
                                   DUE [ ](1)

         THIS DEBENTURE is one of a series of duly authorized and issued debentures of NeoTherapeutics, Inc., a Delaware corporation, having a principal place of business at 157 Technology Drive, Irvine, CA 92618 (the "Company"), designated as its 5% Convertible Debentures, due [ ](2), in the aggregate principal amount of [ ] (the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to [ ], or its registered assigns (the "Holder"), the principal sum of [ ], on [ ](3) or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 5% per annum, payable on each Conversion Date (as defined in Section 4(a)(i)(C)) with respect to the principal amount then converted and on the Maturity Date, in cash or shares of Common Stock (as defined in Section 6). Subject to the terms and conditions set forth herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Not less than ten Trading Days (as defined in Section 6) prior to each Conversion Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or shares of Common Stock pursuant to the terms of Section 4(a)(i) (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Conversion Date in shares of Common Stock pursuant to the terms of Section 4(a)(i). Interest shall be calculated on the basis on a 360-day year and shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person (as defined in Section 6) in whose name this Debenture is

--------------------------------

(1) Five years from the Closing Date.

(2) Five years from the Closing Date.

(3) Five years from the Closing Date.
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registered on the records of the Company regarding registration and transfers of
Debentures (the "Debenture Register"). All overdue accrued and unpaid interest to be paid in cash hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) to accrue daily, from the date such interest is due hereunder through and including the date of payment, payable in cash.

         This Debenture is subject to the following additional provisions:

         Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for the registration of such exchange.

         Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 6) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person (as defined in Section 6) in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         Section 3.        Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           (i) any default in the payment of the principal of, interest on or liquidated damages in respect of, any Debentures, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

                           (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any of the Transaction Documents (as defined in Section 6), and such failure or breach shall not have been remedied within five Business Days (as defined in Section 6) after the date on which written notice of such failure or breach shall have been received by the Company;

                           (iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is


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         adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

                           (iv) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding one hundred thousand dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                           (v) the Common Stock either be delisted from the Nasdaq National Market ("NASDAQ") or suspended from trading on the NASDAQ without resuming trading and/or being relisted thereon or listed on the New York Stock Exchange, American Stock Exchange or the Nasdaq SmallCap Market (each, a "Subsequent Market") or having such suspension lifted, in either case, for five consecutive Trading Days or ten Trading Days in the aggregate (which need not be consecutive Trading
         Days);

                           (vi) the Company shall be a party to any Change of Control Transaction (as defined in Section 6), shall agree to sell or dispose all or in excess of 33% of the fair market value of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem or repurchase of shares of Common Stock or other equity securities of the Company for an aggregate of purchase prices in excess of $75,000 (other than redemptions of Underlying Shares (as defined in Section 6));

                           (vii) an Underlying Shares Registration Statement (as defined in Section 6) shall not have been declared effective by the Commission (as defined in Section 6) on or prior to the 180th day after the Closing Date (as defined in Section 6);

                           (viii) if, during the Effectiveness Period (as defined in the Registration Rights Agreement (as defined in Section
         6)), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration Statement, in either case, for more than five consecutive


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         Trading Days or an aggregate of ten Trading Days (which need not be consecutive Trading Days);

                           (ix) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto unless no Registration Delay Payment (as defined in the Registration Rights Agreement) is due in respect to such Event, and excluding an Event resulting from a failure of an Underlying Shares Registration Statement to be timely declared effective by the Commission which shall be covered by Section 3(a)(vii);

                           (x) the Company shall fail for any reason to deliver certificates to a Holder prior to the twelfth (12th) day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

                           (xi) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within seven (7) days after notice is deemed delivered hereunder.

                  (b) During the time that any portion of this Debenture remains outstanding, if any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof to the date of acceleration, shall become, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined in Section 6) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions hereunder within thirty (30) days of the date of a declaration of an Event of Default and then held by the Holder and (B) the Per Share Market Value (as defined in Section 6) on the date prepayment is due or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof at the rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures and Underlying Shares for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.


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         Section 4.        Section Conversion.

                  (a)      Conversion at Option of Holder.

                                    (A)      This Debenture shall be convertible
                  into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (subject to the limitations on conversion set forth in Section 4(a)(iii) hereof). The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by adding the sum of (i) the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price (as defined herein), and (ii) the amount equal to (I) the product of (x) the outstanding principal amount of this Debenture to be converted and (y) the product of (1) the quotient obtained by dividing .05 by 360 and (2) the number of days for which such principal amount was outstanding, divided by (II) the Conversion Price on the Conversion Date, provided, that if the Company shall have timely elected to pay the interest due on a Conversion Date in cash pursuant to the terms hereof, subsection (ii) shall not be used in the calculation of the number of shares of Common Stock issuable upon a conversion hereunder.

                                    (B)      Notwithstanding anything to the
                  contrary contained herein, if on any Conversion Date:

                                            (1)      the number of shares of
                           Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay interest hereunder in shares of Common Stock;

                                            (2)      after the Interest
                           Effectiveness Date (as defined in Section 6) such shares of Common Stock (x) are not registered for resale pursuant to an effective Underlying Shares Registration Statement and (y) may not be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as defined in Section 6), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the applicable Holder and such transfer agent;

                                            (3)      the Common Stock is not
                           listed or quoted on the NASDAQ or on a Subsequent Market;

                                            (4)      the Company has failed to
                           timely satisfy its conversion obligations hereunder;
                           or

                                            (5)      the issuance of such shares
                           of Common Stock would result in a violation of Sections 4(a)(iii)(A) and (B),

then, at the option of the Holder, the Company, in lieu of delivering shares of Common Stock pursuant to Section 4(a)(i)(A)(ii), shall deliver, within three Trading Days of the applicable Conversion Date, an amount in cash equal to the product of (a) the outstanding principal amount


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of the Debentures to be converted on such Conversion Date and (b) the product of
(x) the quotient obtained by dividing .05 by 360 and (y) the number of days for which such principal amount was outstanding.

                                    (C)      The Holder shall effect conversions
                  by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice") to the Company, provided that a Holder shall not be required to surrender any such Debenture if the Corporation has failed to deliver such Debenture to such Holder pursuant to the Purchase Agreement prior to the applicable Conversion Date. Each Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Subject to Section 4(b), each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

                           (ii) Automatic Conversion. Subject to the provisions in this paragraph, the principal amount of Debentures for which conversion notices have not previously been received or for which prepayment has not been made or required hereunder shall be automatically converted on the fifth anniversary of the Closing Date (the "Automatic Conversion Date") pursuant to Section 4(a)(i), at the Conversion Price on such date. The conversion contemplated by this paragraph shall not occur if (a) (1) an Underlying Securities Registration Statement is not then effective that names the Holder as a selling stockholder thereunder and (2) the Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; or (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion. Notwithstanding anything herein to the contrary, the Automatic Conversion Date shall be extended (on a day-for-day basis) for any Trading Days after the Effectiveness Date that the Holder is both unable to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, and unable to resell Underlying Shares due to (a) the Common Stock not being listed for trading on the NASDAQ or any Subsequent Market, (b) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission or, if so declared, to remain effective during the Effectiveness Period as to all Underlying Shares, or (c) the suspension of the Holder's right to resell Underlying Shares thereunder. Notwithstanding anything to the contrary contained herein, a conversion pursuant to this Section shall not be subject to the provisions of Section 4(a)(iii)(A) and (B).


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                           (iii)    Certain Conversion Restrictions.

                                    (A)      A Holder may not convert Debentures
                  or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 6) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                                    (B)      A Holder may not convert Debentures
                  or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in


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
                  this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Debentures are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                                    (C)      At any time when the Common Stock
                  is listed for trading on the Nasdaq or the Nasdaq SmallCap Market and the Corporation has not obtained the Shareholder Approval (as defined below), then the Corporation may not issue in excess of [ ] shares of Common Stock (which equals 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Issue Date)
                  (i) upon conversions of Debentures, (ii) as payment of interest in respect of Debentures, (iii) upon conversions of shares of preferred stock issued by the Corporation in accordance with the terms of the Purchase Agreement (the "Preferred Stock") and (iv) as payment of dividends under the Preferred Stock (such number of shares, the "Issuable Maximum"). If on any Conversion Date: (A) the shares of Common Stock are listed for trading on the Nasdaq or Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding principal amount under the Debentures, together with any shares of Common Stock previously issued (i) upon conversions of Debentures, (ii) as payment of interest in respect of Debentures, (iii) upon conversions of shares of Preferred Stock and (iv) as payment of dividends under the Preferred Stock would exceed the Issuable Maximum, and (C) the Corporation shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the Nasdaq (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Corporation shall issue to a Holder requesting a conversion a number of shares of Common Stock equal to the lesser of (x) the number of shares of Common Stock issuable upon such conversion at the applicable Conversion Price and (y) such portion of the Issuable Maximum less all shares of Common Stock previously issued (i) upon conversions of Debentures, (ii) as payment of interest in respect of Debentures, (iii) upon conversions of shares of Preferred Stock and (iv) as payment of dividends under the Preferred Stock (the "Current Maximum Issuable"). The


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                  Current Issuable Maximum applicable to the principal amount of each Debenture at any time shall be determined pro rata by reference to the principal amount of all Debentures then outstanding. With respect to the remainder of the principal amount of Debentures tendered for conversion by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Principal"), the converting Holder shall have the option to require the Corporation to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2) pay cash to the converting Holder in an amount equal to the Mandatory Prepayment Amount (as defined in Section 6) for the Excess Principal. If the converting Holder shall have elected the first option pursuant to the immediately preceding sentence and the Corporation shall have failed to obtain the Shareholder Approval on or prior to the 60th day after such request, then within three (3) days of such 60th day, the Corporation shall pay cash to the converting Holder an amount equal to the Mandatory Redemption Amount for the Excess Stated Value. If the Corporation fails to pay the Mandatory Prepayment Amount in full pursuant to this Section within seven days after the date payable, the Corporation will pay interest thereon at a rate of 18% per annum or such lesser maximum amount that is permitted to be paid by applicable law, to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full. The Corporation and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of Debentures shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

                  (b)      (i)      Not later than three Trading Days after any
         Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 4.9 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures (subject to the limitations set forth in Section 4(a)(iii) hereof), (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted, and (iii) a bank check in the amount of accrued and unpaid interest (if the Company has timely elected or is required to pay accrued interest in cash) and the Floor Prepayment Price (as defined in
         Section 4(c)(i)(B)) (if applicable), provided, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the principal amount of Debentures until one Trading Day after Debentures are delivered for conversion to the Company, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written


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
         notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                           (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to
         Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Debentures or as payment of interest thereon by the third Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provisions of this Section.

                           (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a

         Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

                  (c)      [(i)    (A)      The conversion price (the
                  "Conversion Price") in effect on any Conversion Date shall equal 101% of the average of the ten lowest Per Share Market Values during the thirty Trading Days immediately preceding the applicable Conversion Date (which may include Trading Days prior to the Original Issue Date), provided, however, that such thirty Trading Day period shall be extended for the number of Trading Days during such period in which (A) trading in the Common Stock is suspended by the NASDAQ or a Subsequent Market on which the Common Stock is then listed, or (B) during the Effectiveness Period (as defined in the Registration Rights Agreement) the Underlying Shares Registration Statement is not effective, or (C) during the Effectiveness Period the Prospectus included in the Underlying Shares Registration Statement may not be used by the Holder for the resale of Underlying Shares.](4)

                  (c)      [(i)     (A)     The conversion price (the
                  "Conversion Price") in effect on any Conversion Date occurring on or prior to the 90th day following the Original Issue Date shall equal 120% of the Per Share Market Value on the Original Issue Date (the "Initial Conversion Price"), provided, that for any Conversion Date occurring after the 90th day following the Original Issue Date, the Conversion Price shall be the lesser of (A) the Initial Conversion Price and (B) 101% of the average of the ten lowest Per Share Market Values during the thirty Trading Days immediately preceding the applicable Conversion Date (which may include Trading Days prior to the Original Issue Date), provided, however, that such thirty Trading Day period shall be extended for the number of Trading Days during such period in which (A) trading in the Common Stock is suspended by the NASDAQ or a Subsequent Market on which the Common Stock is then listed, or (B) during the Effectiveness Period (as defined in the Registration Rights Agreement), the Underlying Shares Registration Statement is not effective, or (C) during the Effectiveness Period, the Prospectus included in the Underlying Shares Registration Statement may not be used by the Holder for the resale of Underlying Shares.](5)

                                    (B)      If on any Conversion Date, the
                  Conversion Price shall be lower than $7.00 (which number shall be subject to equitable adjustments for stock splits, recombinations and similar events) (such Conversion Price, the "Floor Price" and a Conversion Date on which such condition is met, a "Record Date"), then the Company will have the right, exercisable by delivery of a written notice to the Holders delivered no later than twenty Trading Days prior to the Record Date (the "Company Notice"), which notice shall remain in effect until a subsequent such notice is provided by the Company to the Holders, to elect to

--------------------------------

(4) For Series A Debentures

(5) For Series B Debentures
                  honor the conversion at issue by either: (x) issuing the number of shares of Common Stock issuable at the actual Conversion Price pursuant to Section 4(c)(i)(A), or (y) issue the number of shares of Common Stock issuable upon the conversion at issue, as if the conversion price applicable to such conversion was equal to the Floor Price and pay cash, no later than the third Trading Day following the Record Date, to the Holder, in an amount equal to the product of (A) the average of the Per Share Market Values for the five Trading Days preceding the Conversion Date for such conversion and (B) the number of shares of Common Stock otherwise issuable at the actual Conversion Price then in effect less the number of shares of Common Stock issuable upon such conversion at the Floor Price (the "Floor Prepayment Price"). Failure by the Company to timely deliver the Company Notice to the Holder pursuant to the terms of this Section shall result conclusively be deemed an election by the Company under subsection (x) hereunder. Failure by the Company to pay any portion of the Floor Prepayment Price by the third Trading Day following the applicable Conversion Date shall result in the invalidation ab initio of the unpaid portion of such optional prepayment. In such event, the Company shall, at the option of the Holder, either, (i) not later than three Trading Days from receipt of Holder's request for such election, return to the Holder all of the principal amount of Debentures for which such Floor Prepayment Price has not been paid in full (the "Unpaid Prepayment Debentures") or (ii) convert all or any portion of the Unpaid Prepayment Debentures in which event the applicable Conversion Price shall be the lower of the Conversion Price calculated on the date the Floor Prepayment Price was originally due and the Conversion Price as of the Holder's written demand for conversion. If the Holder elects option (ii) above, the Company shall within three Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Debentures subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto.

                           (ii) [If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than with respect to rights granted pursuant to a stockholders rights plan adopted by the Company, then in each such case the Initial Conversion Price shall be adjusted by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness or rights or warrants so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.](6)

                           (iv) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                           (v) [All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustments in the Initial Conversion Price shall be required if such adjustment is less than $0.01, provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                           (vi) Whenever the Initial Conversion Price is adjusted pursuant to Section 4(c)(ii) or (iii), the Company shall promptly mail to each Holder a notice setting

--------------------------------

(6) For Series B Debentures.

         forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.](7)

                           (vii) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                           (viii) In case of the closing of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a market value basis) in one or a series of related transactions, a Holder shall have the right to (A) if permitted under Section 3(b) hereof, exercise its rights of prepayment under Section 3(b) with respect to such event, or (B) convert its aggregate principal amount of Debentures then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon conversion of the Debentures to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to

--------------------------------

(7) For Series B Debentures.

         receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                  (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

                  (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 157 Technology Drive, Irvine, CA 92618, Facsimile No.: (949) 788-6706, attention Chief Financial Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section, with a copy to Latham & Watkins, 650 Town Center Drive, Suite 2000, Costa Mesa, CA 92661-1925 (facsimile number (714) 755-8290), attention Alan W. Pettis, Esq. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the

Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

         Section  5.       Optional Prepayment.

                  (a) During the time that any portion of this Debenture remains outstanding, the Company shall have the right, exercisable on any Trading Day in which the Conversion Price shall be less than $6.00 (which number shall be subject to equitable adjustments for stock splits, recombinations and similar events), in accordance with the terms hereof and upon three Trading Days' prior written notice to the Holders to be prepaid (an "Optional Prepayment Notice"), to prepay all or any portion of the outstanding principal amount of the Debentures which has not previously been repaid or for which Conversion Notices have not previously been delivered. The prepayment price applicable to prepayments under this Section 5(a) shall equal the Optional Prepayment Price (as defined in Section 6) and shall be paid in cash. Any such prepayment shall be free of any claim of subordination. The Holders shall have the right to tender, and the Company shall honor, Conversion Notices delivered on or prior to the expiration of the fifteenth Trading Day after receipt by the Holders of an Optional Prepayment Notice for such Debentures (the fifteenth Trading Day after receipt by the Holders of an Optional Prepayment Notice is referred to herein as the "Optional Prepayment Date").

                  (b) The Company shall not be entitled to deliver an Optional Prepayment Notice to the Holder (and, if after delivery thereof and prior to the Optional Prepayment Date, any of the following conditions shall cease to be met, such notice, at the option of the Holders, shall be deemed no longer effective) if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to satisfy the Company's conversion obligations of the aggregate principal amount of Debentures then outstanding, or (ii) there is neither an effective Underlying Shares Registration Statement under which the Holders can resell all of the issued Underlying Shares and all of the Underlying Shares as are issuable upon conversion in full of the principal amount of Debentures subject to an Optional Prepayment Notice nor may all of such issued and issuable Underlying Shares be sold by the Holders subject to such prepayment without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the Holders and such transfer agent, or (iii) the Common Stock is not then listed for trading on the NASDAQ or on a Subsequent Market.

                  (c) If any portion of the Optional Prepayment Price shall not be paid by the Company by the Optional Prepayment Date, the Optional Prepayment Price shall bear interest at the rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to accrue daily from the date such interest is due hereunder through and including the date of payment (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the Optional Prepayment Price remains unpaid through the expiration of the Optional Prepayment Date, the Holder subject to such prepayment may elect by written notice to the Company to either (x) demand conversion in accordance with the formula and the time period therefor set forth in Section 4 of any portion of the principal amount of Debentures for which the Optional Prepayment Price, plus accrued interest thereon, has not been paid in full (the "Unpaid Prepayment Principal Amount"), in which event the applicable Conversion Price shall be the lower of the Conversion Price calculated on the Optional Prepayment Date and the Conversion Price as of the Holder's written demand for conversion, or (y) invalidate ab initio such optional prepayment, notwithstanding anything herein contained to the contrary. If the Holder elects option (x) above, the Company shall, within three Trading Days after such election is deemed delivered hereunder, deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto. If the Holder elects option (y) above, the Company shall promptly, and in any event not later than three Trading Days from receipt of notice of such election, return to the Holder new Debentures for the full Unpaid Prepayment Principal Amount and shall no longer have any prepayment rights under this Debenture. If, upon an election under option (x) above, the Company fails to deliver certificates representing the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount within the time period set forth in this Section, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, $5,000 per day until the Company delivers such certificates to the Holder.

         Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of California are authorized or required by law or other government action to close.

         "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger or consolidation of the Company with or into another entity that is not wholly-owned by the Company upon the completion of which the stockholders of the Company, immediately before such merger or consolidation, own or control less than 2/3 of the voting securities of the surviving entity, or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

         "Closing Date" shall have the meaning set forth in the Purchase Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock, $.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Interest Effectiveness Date" means the earlier to occur of (x) the Effectiveness Date (as defined in the Registration Rights Agreement) and (y) the date that an Underlying Shares Registration Statement is declared effective by the Commission.

         "Mandatory Prepayment Amount" for any Debentures shall equal the sum of
(i) the greater of (A) 120% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Per Share Market Value on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and
(ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

          "Optional Prepayment Price" shall equal the sum of (i) 106% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (ii) all other amounts, expenses, costs and liquidated damages due in respect of such Debentures.

         "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

         "Per Share Market Value" means on any particular date (a) the closing bid price per share of Common Stock on such date on the NASDAQ or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or
(b) if the shares of Common Stock are not then listed or quoted on the NASDAQ or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding.

         "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Purchase Agreement" means the Securities Purchase Agreement, dated as of September 21, 2000, to which the Company, NeoGene Technologies, Inc. and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated September 21, 2000, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Trading Day" means (a) a day on which the shares of Common Stock are traded on the NASDAQ or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on the NASDAQ or a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

         "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

         "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

         Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as there are Debentures outstanding, the Company shall not and shall cause its subsidiaries not to, without the consent of the Holders, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of the Company's Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing that is not conditioned upon the receipt of an affirmative vote pursuant to this Section. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 5 hereof.

         Section 8. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         Section 9. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         Section 10. This Debenture is subordinate to all bank debt of the Company outstanding as of the Original Issue Date and set forth in Schedule 2.1(n) to the Purchase Agreement or at any time thereafter.

         Section 11. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         Section 12. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         Section 13. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

         Section 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                         NEOTHERAPEUTICS, INC.


                                         By:
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


Attest:


By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------

                                    EXHIBIT A
                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

         The undersigned hereby elects to convert the attached Debenture into shares of common stock, $.001 par value per share (the "Common Stock"), of NeoTherapeutics, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion
                                                      --------------------------
Number of shares of Preferred Stock to be Converted
                                                      --------------------------
Number of shares of Common Stock to be Issued
                                                      --------------------------
Applicable Conversion Price
                                                      --------------------------



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                                             Signature
                                             Name
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                                             Address
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